Exhibit 99.1

Moelis & Company Reports Third Quarter and First Nine Months of 2022 Financial Results;

Declared Regular Quarterly Dividend of $0.60 Per Share

•
Third quarter GAAP revenues of $233.5 million; third quarter Adjusted revenues of $232.4 million, down 55% from the prior year period
•
GAAP revenues for the first nine months of 2022 were $778.1 million; Adjusted revenues for the first nine months of 2022 were $768.1 million, down 33% from the prior year period
•
GAAP net income of $0.37 per share (diluted) for the third quarter of 2022 and $1.86 per share (diluted) for the first nine months of 2022; Adjusted net income of $0.37 per share (diluted) for the third quarter of 2022 and $1.89 per share (diluted) for the first nine months of 2022
•
Third quarter 2022 Adjusted pre-tax margin of 16.2%; first nine months of 2022 Adjusted pre-tax margin of 24.0%
•
Continued to execute on organic growth strategy:
―
Added 25 Managing Directors year-to-date through internal promotion and key external hires
―
Includes 6 Managing Directors hired since our last earnings release focused on sectors, products, and regions including Healthcare, Industrial Technology, Private Funds Advisory and M&A coverage in China
•
Fortress balance sheet with cash and short term investments of $340.9 million and no debt or goodwill
―
During the third quarter, we repurchased 0.3 million shares of our common stock for a total cost of $13.5 million; during the first nine months of 2022, we repurchased 3.2 million shares for a total cost of $146.3 million
―
Declared quarterly dividend of $0.60 per share

NEW YORK, November 2, 2022 – Moelis & Company (NYSE: MC) today reported financial results for the third quarter ended September 30, 2022. The Firm's third quarter 2022 GAAP revenues were $233.5 million as compared with $490.8 million in the prior year period. On an Adjusted basis, the Firm’s third quarter revenues of $232.4 million decreased 55% from a record prior year period. The Firm reported third quarter 2022 GAAP net income of $25.6 million, or $0.37 per share (diluted). On an Adjusted basis, the Firm reported net income of $27.9 million or $0.37 per share (diluted) for the third quarter of 2022, which compares with net income of $134.8 million or $1.77 per share (diluted) in the prior year period.

GAAP revenues for the first nine months of 2022 were $778.1 million. Adjusted revenues for the first nine months of 2022 were $768.1 million and represented a decrease of 33% from a record prior year period. GAAP net income for the period was $130.3 million, or $1.86 per share (diluted), as compared with $266.2 million, or $3.94 per share (diluted), during the first nine months of 2021. On an Adjusted basis, the Firm reported net income of $144.2 million, or $1.89 per share (diluted), in the first nine months of 2022, as compared with $300.9 million, or $3.98 per share (diluted), in the prior year period. GAAP and Adjusted net income during the first nine months of 2022 include net tax benefits of approximately $0.13 per share related to the settlement of share based awards.

"We have always managed our Company with a long-term focus and commitment to growth, and this year we have continued to add world-class talent to our platform. Even though we expect turbulence in the short-term, looking over the horizon we have positioned the Firm for long-term success," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s third quarter 2022 operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands except per share data)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Revenues	$233,506	$490,821	-52%	$232,407	$515,947	-55%
Income (loss) before income taxes	37,674	182,583	-79%	37,674	181,902	-79%
Provision (benefit) for income taxes	9,115	42,119	-78%	9,756	47,119	-79%
Net income (loss)	28,559	140,464	-80%	27,918	134,783	-79%

Net income (loss) attributable to noncontrolling interests	2,947	20,169	-85%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$25,612	$120,295	-79%	$27,918	$134,783	-79%
Diluted earnings (loss) per share	$0.37	$1.76	-79%	$0.37	$1.77	-79%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands except per share data)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Revenues	$778,114	$1,115,594	-30%	$768,059	$1,140,720	-33%
Income (loss) before income taxes	184,019	379,185	-51%	184,019	378,504	-51%
Provision (benefit) for income taxes	38,009	69,721	-45%	39,858	77,604	-49%
Net income (loss)	146,010	309,464	-53%	144,161	300,900	-52%

Net income (loss) attributable to noncontrolling interests	15,720	43,299	-64%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$130,290	$266,165	-51%	$144,161	$300,900	-52%
Diluted earnings (loss) per share	$1.86	$3.94	-53%	$1.89	$3.98	-53%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $233.5 million in the third quarter of 2022, as compared with $490.8 million in the prior year period. On an Adjusted basis, we earned revenues of $232.4 million in the third quarter of 2022, as compared with a record $515.9 million in the third quarter of 2021, representing a decrease of 55%. The decrease was primarily driven by fewer transaction completions as compared to the third quarter of 2021. This compares with a 45%1 decrease in the number of global completed M&A transactions in the same period.

For the first nine months of 2022, we earned GAAP revenues of $778.1 million, as compared with $1,115.6 million in the prior year period. On an Adjusted basis, we earned revenues of $768.1 million in the first nine months of 2022, as compared with a record $1,140.7 million in the first nine months of 2021, or a decrease of 33%.

We continued to execute on our strategy of organic growth, adding six new Managing Directors since our last earnings release. These new senior additions focus on Healthcare, Industrial Technology, Private

1 Source: Refinitiv as of October 3, 2022; includes all globally completed transactions greater than $100mm

Funds Advisory, and M&A coverage in China. We continue to identify bankers who will excel on our global, collaborative platform and have a robust pipeline of Managing Director hires.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Expenses:
Compensation and benefits	$160,437	$307,590	-48%	$160,187	$305,957	-48%
% of revenues	68.7%	62.7%		68.9%	59.3%
Non-compensation expenses	$38,020	$31,083	22%	$38,020	$31,083	22%
% of revenues	16.3%	6.3%		16.4%	6.0%
Total operating expenses	$198,457	$338,673	-41%	$198,207	$337,040	-41%
% of revenues	85.0%	69.0%		85.3%	65.3%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Expenses:
Compensation and benefits	$477,166	$678,106	-30%	$476,222	$676,448	-30%
% of revenues	61.3%	60.8%		62.0%	59.3%
Non-compensation expenses	$114,273	$94,679	21%	$114,273	$94,679	21%
% of revenues	14.7%	8.5%		14.9%	8.3%
Total operating expenses	$591,439	$772,785	-23%	$590,495	$771,127	-23%
% of revenues	76.0%	69.3%		76.9%	67.6%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $198.5 million for the third quarter and $591.4 million for the first nine months of 2022. On an Adjusted basis, operating expenses were $198.2 million for the third quarter of 2022, as compared with $337.0 million in the prior year period, and $590.5 million for the first nine months of 2022 as compared with $771.1 million in the prior year period. The decrease in operating expenses for both current year periods was primarily associated with lower compensation and benefits expenses as a result of lower revenues earned, partially offset by an increase in non-compensation expenses in both current year periods.

Compensation and benefits expenses on a GAAP basis were $160.4 million in the third quarter and $477.2 million in the first nine months of 2022. Adjusted compensation and benefits expenses were $160.2 million in the third quarter of 2022 and $476.2 million for the first nine months of 2022. This compares with Adjusted compensation and benefits expenses of $306.0 million in the third quarter and $676.4 million in the first nine months of 2021. The decrease in Adjusted compensation and benefits expenses in both current year periods is attributable to a lower bonus expense accrual in 2022, associated with lower revenues earned as compared with the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $38.0 million for the third quarter of 2022 as compared with $31.1 million for the prior year period. For the first nine months of 2022, GAAP and Adjusted non-compensation expenses were $114.3 million as compared with $94.7 million in the prior year period. The increase in non-compensation expenses is primarily attributed to increased client travel.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Other income (expenses)	$2,625	$30,435	-91%	$3,474	$2,995	16%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Other income (expenses)	$(2,656)	$36,376	N/M	$6,455	$8,911	-28%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was $2.6 million for the third quarter of 2022, as compared with $30.4 million in the prior year period. On an Adjusted basis, other income for the third quarter of 2022 was $3.5 million, as compared with $3.0 million in the prior year period. In the third quarter of 2022, we recorded unrealized losses of $1.1 million from the mark-to-market impact on certain shares held. The economics of the $1.1 million in unrealized losses are included within Adjusted revenues. The adjustment did not impact our GAAP or Adjusted earnings per share.

For the first nine months of 2022, other income (expenses) on a GAAP basis was expense of $2.7 million as compared with income of $36.4 million in the prior year period. On an Adjusted basis, other income for the first nine months of 2022 was $6.5 million as compared with $8.9 million in the prior year period. For the first nine months of 2022, we recorded unrealized losses of $10.1 million from the mark-to-market impact on certain shares held. The economics of the $10.1 million in unrealized losses are included within Adjusted revenues and did not impact our GAAP or Adjusted earnings per share.

Further information regarding the adjustments made in the three and nine months ended September 30, 2021 can be found in the Appendix.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of income is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the non-controlling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s third quarter 2022 operating result was taxed at our corporate effective tax rate of 25.9%, which includes a tax benefit of approximately $0.5 million related to the delivery of equity-based compensation at a price above the grant price. Without the tax benefit of equity-based compensation, our effective corporate tax rate is 27.1%.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of September 30, 2022, we held cash and liquid investments of $340.9 million and had no debt or goodwill on our balance sheet.

We remain committed to returning 100% of our excess capital to shareholders. The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on December 2, 2022 to common stockholders of record on November 14, 2022. In addition, during the quarter ended September 30, 2022, we repurchased 0.3 million shares of our common stock for a total cost of $13.5 million. During the first nine months of 2022, we repurchased approximately 3.2 million shares of our common stock for a total cost of $146.3 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, November 2, 2022, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our third quarter 2022 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international) and using access code 820407. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-866-813-9403 (domestic) or + 44 204-525-0658 (international); the conference number is 525366.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves its clients from 21 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses are useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) may exclude amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes, which are discussed below.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Investor Relations	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
investor.relations@moelis.com	m: +1 646 341 0048
alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenues	$233,506	$490,821	$778,114	$1,115,594

Expenses
Compensation and benefits	160,437	307,590	477,166	678,106
Occupancy	6,022	5,842	18,099	20,226
Professional fees	6,048	4,771	15,933	16,572
Communication, technology and information services	9,971	9,139	28,858	26,014
Travel and related expenses	7,389	4,469	24,398	8,949
Depreciation and amortization	1,918	1,947	5,798	5,033
Other expenses	6,672	4,915	21,187	17,885
Total Expenses	198,457	338,673	591,439	772,785

Operating income (loss)	35,049	152,148	186,675	342,809
Other income (expenses)	2,625	30,435	(2,656)	36,376
Income (loss) before income taxes	37,674	182,583	184,019	379,185
Provision (benefit) for income taxes	9,115	42,119	38,009	69,721
Net income (loss)	28,559	140,464	146,010	309,464

Net income (loss) attributable to noncontrolling interests	2,947	20,169	15,720	43,299
Net income (loss) attributable to Moelis & Company	$25,612	$120,295	$130,290	$266,165

Weighted-average shares of Class A common stock outstanding
Basic	65,873,976	63,024,943	65,684,485	62,493,293
Diluted	69,829,338	68,274,912	70,183,414	67,631,068
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.39	$1.91	$1.98	$4.26
Diluted	$0.37	$1.76	$1.86	$3.94

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$233,506	$(1,099)	(a)	$232,407

Compensation and benefits	160,437	(250)	(b)	160,187
Other income (expenses)	2,625	849	(a)(b)	3,474

Income (loss) before income taxes	37,674	—		37,674
Provision (benefit) for income taxes	9,115	641	(c)	9,756
Net income (loss)	28,559	(641)		27,918

Net income (loss) attributable to noncontrolling interests	2,947	(2,947)	(d)	—
Net income (loss) attributable to Moelis & Company	$25,612	$2,306		$27,918

Weighted-average shares of Class A common stock outstanding
Basic	65,873,976	5,875,338	(d)	71,749,314
Diluted	69,829,338	5,875,338	(d)	75,704,676
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.39			$0.39
Diluted	$0.37			$0.37

(a)

Reflects a reclassification of $1.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)		Reflects a reclassification of $0.3 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of approximately 25.9% for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $0.5 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended September 30, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$490,821	$25,126	(a)(b)	$515,947

Compensation and benefits	307,590	(1,633)	(c)	305,957
Other income (expenses)	30,435	(27,440)	(a)(b)(c)(d)	2,995

Income (loss) before income taxes	182,583	(681)		181,902
Provision (benefit) for income taxes	42,119	5,000	(d)(e)	47,119
Net income (loss)	140,464	(5,681)		134,783

Net income (loss) attributable to noncontrolling interests	20,169	(20,169)	(f)	—
Net income (loss) attributable to Moelis & Company	$120,295	$14,488		$134,783

Weighted-average shares of Class A common stock outstanding
Basic	63,024,943	7,803,015	(f)	70,827,958
Diluted	68,274,912	7,803,015	(f)	76,077,927
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.91			$1.90
Diluted	$1.76			$1.77

(a)		Reflects a reclassification of $20.2 million of other income to revenues related to a gain associated with the Firm's sale of 6.0 million shares of MA Financial Group Limited.
(b)

Reflects a reclassification of $5.0 million of other income to revenues related to net unrealized gains from the mark-to-market impact of the Company’s investment in the sponsor units of Atlas Crest Investment Corp. and shares received as partial payment for advisory services provided on certain transactions.

(c)		Reflects a reclassification of $1.6 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(d)		TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $0.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 26.0%. Our tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $0.7 million which is not included in the corporate effective tax rate for the period presented.

(f)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Nine Months Ended September 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$778,114	$(10,055)	(a)	$768,059

Compensation and benefits	477,166	(944)	(b)	476,222
Other income (expenses)	(2,656)	9,111	(a)(b)	6,455

Income (loss) before income taxes	184,019	—		184,019
Provision (benefit) for income taxes	38,009	1,849	(c)	39,858
Net income (loss)	146,010	(1,849)		144,161

Net income (loss) attributable to noncontrolling interests	15,720	(15,720)	(d)	—
Net income (loss) attributable to Moelis & Company	$130,290	$13,871		$144,161

Weighted-average shares of Class A common stock outstanding
Basic	65,684,485	6,092,931	(d)	71,777,416
Diluted	70,183,414	6,092,931	(d)	76,276,345
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.98			$2.01
Diluted	$1.86			$1.89

(a)

Reflects a reclassification of $10.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $0.9 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 21.7% for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $10.0 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Nine Months Ended September 30, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$1,115,594	$25,126	(a)(b)	$1,140,720

Compensation and benefits	678,106	(1,658)	(c)	676,448
Other income (expenses)	36,376	(27,465)	(a)(b)(c)(d)	8,911

Income (loss) before income taxes	379,185	(681)		378,504
Provision (benefit) for income taxes	69,721	7,883	(d)(e)	77,604
Net income (loss)	309,464	(8,564)		300,900

Net income (loss) attributable to noncontrolling interests	43,299	(43,299)	(f)	—
Net income (loss) attributable to Moelis & Company	$266,165	$34,735		$300,900

Weighted-average shares of Class A common stock outstanding
Basic	62,493,293	7,929,786	(f)	70,423,079
Diluted	67,631,068	7,929,786	(f)	75,560,854
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$4.26			$4.27
Diluted	$3.94			$3.98

(a)		Reflects a reclassification of $20.2 million of other income to revenues related to a gain associated with the Firm's sale of 6.0 million shares of MA Financial Group Limited.
(b)

Reflects a reclassification of $5.0 million of other income to revenues related to net unrealized gains from the mark-to-market impact of the Company’s investment in the sponsor units of Atlas Crest Investment Corp. and shares received as partial payment for advisory services provided on certain transactions.

(c)		Reflects a reclassification of $1.7 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(d)		TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision (benefit) for income taxes to reflect the net tax-economic impact.
(e)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $20.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.9%. Our tax provision and effective tax rate exclude any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net economic benefit of $0.7 million which is not included in the corporate effective tax rate for the period presented.

(f)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.